[GRAPHIC OMITTED]

                       PIONEER HI-BRED INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To be held
                                January 28, 1997

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders of Pioneer Hi-Bred International, Inc. to be held at its Carver Center located at 7000 N.W. 62nd Avenue, Johnston, Iowa, 50131 on Tuesday, January 28, 1997, at 2:00 P.M., Central Standard Time, for the following purposes:

1.   To elect five (5) Directors.

2.   To ratify the appointment of KPMG Peat Marwick LLP as independent auditors.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The close of business on November 29, 1996, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, this meeting. Such shareholders may vote in person or by Proxy. The stock transfer books will not be closed.

IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE DATE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THANK YOU IN ADVANCE FOR YOUR COOPERATION.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Jerry L. Chicoine, Secretary

December 10, 1996

                       PIONEER HI-BRED INTERNATIONAL, INC.
                      700 Capital Square, 400 Locust Street
                             Des Moines, Iowa 50309
                                 (515) 248-4800
                             Corporate Headquarters

                           P R O X Y  S T A T E M E N T

The enclosed Proxy is being solicited by the Board of Directors of Pioneer Hi-Bred International, Inc. (the "Company") in connection with the Annual Meeting of Shareholders to be held on January 28, 1997, or at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, shareholders are requested to promptly sign and return the enclosed Proxy. The Proxy Statement and Proxy are first being mailed to shareholders on or about December 10, 1996.

                          RECORD DATE; VOTING OF SHARES

Only shareholders of record at the close of business on November 29, 1996, will be entitled to vote at the Annual Meeting.

As of the close of business on November 15, 1996, there were 82,375,352 shares of Common Stock outstanding. The exact number of votes which the holders of the outstanding shares as of close of business on November 29, 1996 will be entitled to cast at the 1997 Annual Meeting cannot be determined at the date of this Proxy Statement because a shareholder has until January 23, 1997 to establish (in accordance with the procedures set out in Exhibit A) that the Shareholder is entitled to more votes than indicated on the Shareholder's Proxy. In summary, each share beneficially owned continuously by the same person since November 29, 1993 will be entitled to five (5) votes per share and all other shares are entitled to one (1) vote per share. Exhibit A to this Proxy Statement outlines the procedures for determining when changes in beneficial ownership are deemed to occur.

Proxies furnished by shareholders pursuant hereto will be voted in accordance with the directions on such Proxies. If no choice is specified, the Proxy will be voted (i) for the election of the nominees listed under "Election of Directors"; (ii) for ratification of the appointment of KPMG Peat Marwick LLP as independent auditors; and (iii) at the discretion of the Proxy holders with regard to such other business as may come before the meeting. If for any reason, one or more of the nominees should be unable or refuse to serve as a Director (an event which is not anticipated), the person named in the enclosed Proxy will vote for substitute nominees of the Board of Directors unless otherwise instructed. The Board of Directors knows of no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the meeting, the persons named in the Proxy will act on behalf of the shareholders they represent according to their best judgment.

Abstentions and broker nonvotes are counted for purposes of determining the presence of a quorum. Abstentions and broker nonvotes are not counted for purposes of determining the election of Directors or ratification of auditors.

                               REVOCABILITY; COSTS

Any shareholder giving a Proxy has the power to revoke it at any time before it is voted. Revocation of a Proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it, or (ii) a duly executed Proxy bearing a later date. In addition, a shareholder who is present at the Annual Meeting may revoke the shareholder's Proxy and vote in person if the shareholder so desires.

The cost of the solicitation of Proxies will be borne by the Company. Proxies may be solicited personally, by telephone, or by Fax, by a few regular employees of the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending Proxy material to principals and obtaining their Proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide for the classification of the Board of Directors into three (3) classes with the Directors of each class being elected for a term of three (3) years. The terms of the Directors currently serving in Class I and Class II, extend to the Annual Meetings of Shareholders in 1998 and 1999, respectively, and until a successor is elected and qualified. At the Annual Meeting of Shareholders on January 28, 1997, five
(5) Class III Directors are to be elected to serve until the Annual Meeting of Shareholders in 2000, and until their successors are elected and qualified. A "For" vote by a majority of votes cast is required for election of the nominee. Following is (i) a list of a nominees, and (ii) a list of other Directors currently serving in Class I and Class II.

The Board of Directors unanimously recommends a vote of "FOR" the election of each of the nominees.

                                      Information Concerning Nominees

                                  Age at  Director
        Name                     10/21/96    Since                Background

Class III--Term Will Expire in 2000

Nancy Y. Bekavac.................   49      1994   Since July, 1990, Ms. Bekavac has been President of
                                                   Scripps College, Claremont, California.  Ms. Bekavac is
                                                   also a Director of Electro Rent Corp., Van Nuys,
                                                   California (a computer and electronic test and
                                                   measurement equipment leasing company) and of Price
                                                   Enterprises, Inc., San Diego, California (a real estate
                                                   and marketing company).

C. Robert Brenton................   66      1973   Since 1990, Mr. Brenton has been Chairman of the Board
                                                   of Brenton Banks, Inc., and is currently a Director of
                                                   Brenton Banks, Inc., Des Moines, Iowa.

Luiz Kaufmann....................   51      1994   Since November, 1993, Mr. Kaufmann has been the
                                                   President and CEO of Aracruz Celulose S.A., Rio de
                                                   Janeiro, Brazil (a pulp producer).  From November, 1990
                                                   through October, 1993, Mr. Kaufmann was the Executive
                                                   Vice President of Petropar S.A., Porto Alegre, Brazil
                                                   (an investment holding company).

Dr. Virginia Walbot..............   50      1985   Since 1989, Dr. Walbot has been a Professor at Stanford
                                                   University's Department of Biological Sciences,
                                                   Stanford, California.

Fred W. Weitz....................   67      1978   Mr. Weitz is President of Essex Meadows, Inc., Des
                                                   Moines, Iowa (an operator of proprietary retirement
                                                   communities and owner of commercial real estate).  From
                                                   1964 to 1995, Mr. Weitz was the President of The Weitz
                                                   Corporation, Des Moines, Iowa (a building construction
                                                   and real estate development company).  Mr. Weitz is also
                                                   a Director of Principal Mutual Life Insurance Company
                                                   and Wilian Holding Company (parent company of Economy
                                                   Forms Corp., a manufacturer of concrete forms), each of
                                                   Des Moines, Iowa.

                           Information Concerning Directors Continuing in Office

                                  Age at  Director
        Name                     10/21/96    Since                Background

Class I -- Term Expires in 1998

Dr. Pedro M. Cuatrecasas.........   60      1991   Since 1989, Dr. Cuatrecasas has served as Vice President
                                                   of Warner-Lambert Company, Morris Plains, New Jersey (a
                                                   pharmaceutical company), and as President of its
                                                   Pharmaceutical Research Division, Ann Arbor, Michigan.
                                                   Dr. Cuatrecasas is a Director of MDL Information
                                                   Systems, San Leandro, California (a chemical information
                                                   systems company); Alliance Pharmaceuticals, San Diego,
                                                   California (a pharmaceutical company); and Mitokor, San
                                                   Diego, California (an early research pharmaceutical
                                                   company).

Fred S. Hubbell..................   45      1990   Since April, 1993, Mr. Hubbell has served as Chairman of
                                                   Equitable of Iowa Companies, Des Moines, Iowa (a life
                                                   insurance and annuities company).  Mr. Hubbell has held
                                                   the position of Chief Executive Officer since April,
                                                   1989, and President since May, 1987, of Equitable of
                                                   Iowa Companies.  Mr. Hubbell is a Director of Equitable
                                                   of Iowa Companies and The Macerich Company, Santa
                                                   Monica, California (a shopping center REIT).

Charles S. Johnson...............   58      1981   Mr. Johnson is currently President and Chief Executive
                                                   Officer of the Company since September, 1995.  Mr.
                                                   Johnson previously was President and Chief Operating
                                                   Officer effective March, 1995.  Mr. Johnson was
                                                   Executive Vice President from March, 1993 to March,
                                                   1995.  Since 1973, Mr. Johnson has served in an
                                                   executive position with the Company.  Mr. Johnson is
                                                   also a Director of Boatman's Bank, N.A. and Principal
                                                   Mutual Life Insurance Companies, each of Des Moines,
                                                   Iowa.

H. Scott Wallace.................   45      1988   Since 1992, Mr. Wallace has been a criminal justice and
                                                   government relations consultant, primarily as Special
                                                   Counsel for the National Legal Aid and Defender
                                                   Association (a nonprofit educational association of
                                                   lawyers).  From 1985 to 1992, Mr. Wallace was
                                                   Legislative Director, National Association of Criminal
                                                   Defense Lawyers, Washington, D.C.

Herman H.F. Wijffels.............   54      1990   Since 1986, Mr. Wijffels has been Chairman of the
                                                   Executive Board of Rabobank Nederland, The Netherlands
                                                   (a cooperative banking organization doing business
                                                   internationally).

                                  Age at  Director
        Name                     10/21/96    Since                Background

Class II--Term Expires in 1999
Dr. F. Warren McFarlan...........   59      1987   Dr. McFarlan has been the Ross Graham Walker Professor
                                                   of Business Administration, Harvard University Graduate
                                                   School of Business Administration and tenured since
                                                   1973.  Dr. McFarlan is a Director of Providian
                                                   Corporation, Louisville, Kentucky (an insurance
                                                   company), and Computer Sciences Corporation,
                                                   Los Angeles, California (a computer system integration
                                                   company).

Dr. Owen J. Newlin...............   68      1967   From 1978 to 1993, Dr. Newlin served in an executive
                                                   position with the Company.  Dr. Newlin retired as Senior
                                                   Vice President of the Company in April, 1993.  Dr.
                                                   Newlin is a Director of Boatman's Bank, Iowa, N.A. of
                                                   Des Moines, Iowa.

Thomas N. Urban..................   62      1973   Mr. Urban is currently Chairman of the Board of the
                                                   Company.  Between 1984 and March, 1995, Mr. Urban served
                                                   as President.  Mr. Urban served as Chief Executive
                                                   Officer from March, 1995 to August, 1995.  As of August,
                                                   1995, Mr. Urban is a Visiting Professor at Harvard
                                                   Graduate School of Business.  Mr. Urban is also a
                                                   Director of Equitable of Iowa Companies, Des Moines,
                                                   Iowa (a life insurance and annuities company), Sigma
                                                   Aldrich Corporation, St. Louis, Missouri (a research
                                                   chemicals company), and the Case Corporation, Racine,
                                                   Wisconsin (a construction and agricultural equipment
                                                   company).

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee, Compensation Committee, and Nominating Committee.

The Audit Committee is composed of four (4) Directors: Herman H.F. Wijffels (Chairman), C. Robert Brenton, Dr. Owen J. Newlin and Dr. Virginia Walbot. Luiz Kaufmann moved from the Audit Committee to the Compensation Committee in December, 1995. This Committee has general oversight responsibility with respect to the Company's financial reporting including making recommendations to the Board of Directors as to the independent accountants of the Company, reviewing with independent accountants the scope of their examination and other matters, and reviewing generally the internal auditing procedures of the Company. The Audit Committee meets as required and met three (3) times during fiscal 1996.

The Compensation Committee administers all executive compensation programs of the Company. During Fiscal Year 1996, the committee was composed of three (3)
Directors: Fred S. Hubbell (Chairman), Dr. Pedro Cuatrecasas and Luiz Kaufmann. Dr. Ray Goldberg resigned from the Compensation Committee in December, 1995 and was replaced by Luiz Kaufmann. The Compensation Committee meets as required and met two (2) times during fiscal 1996.

The Nominating Committee is composed of five (5) Directors: Dr. F. Warren McFarlan (Chairman), Thomas N. Urban, H. Scott Wallace, Nancy Y. Bekavac, and Fred W. Weitz. This Committee establishes criteria for and presents the names of the nominees for membership on the Board of Directors, including those nominees recommended by shareholders, to the Board of Directors for approval. In addition, it is the responsibility of this Committee to continue to search for persons qualified to be members and to bring to the attention of the Chairman and the Board of Directors any proposed nominees for further consideration and action.

The Committee will consider nominees recommended by shareholders. Any such recommendation should be sent to the Secretary of the Company in accordance with the procedure set forth in the Company's Bylaws. Shareholders may nominate candidates for the Board of Directors at an annual meeting of Shareholders, only if prior written notice of such intention has been given to the Secretary of the Company not later than 90 days prior to the anniversary date of the record date set for the immediate preceding year's annual meeting of Shareholders and with respect to election to be held at a special meeting of shareholders, only if prior notice of such intention has been given to the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Such notice shall include (a) the name and address of the shareholder and nominee, (b) a description of all arrangements or understandings between the shareholder, nominee and other persons (naming such persons) regarding the nomination, (c) the consent of the nominee to serve as a Director if elected, and (d) a representation that the shareholder is the holder of record of Company stock and intends to appear in person or by proxy to nominate the person specified in the notice. In addition, the notice shall include such other information regarding the nominee as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

The Nominating Committee is also responsible for reviewing management's evaluation of any officers proposed for nomination to the Board of Directors, and reviewing the qualifications of, and, when appropriate, interviewing candidates who may be proposed for nomination to the Board of Directors, including those nominees recommended by shareholders. The Nominating Committee meets as required and met four (4) times during fiscal 1996.

The Board of Directors met four (4) times during fiscal 1996. All members attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board on which they serve, except for Herman H.F. Wijffels. Mr. Wijffels attended 75% of the Board meetings, but less than 75% of all committee meetings.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the shares of Common Stock beneficially owned, at November 22, 1996, by (i) each Director, (ii) each of the Named Executive Officers as defined in "Compensation-Executive Compensation," (iii) all Executive Officers and Directors as a group, and (iv) each person known by the Company to own more than 5% of the Common Stock.

                                                                Shares Beneficially
               Name                                                   Owned  1            Percent of Class  2

OVER 5% BENEFICIAL OWNERS:

      Jean Wallace Douglas..................................        6,474,450   3             7.86%
      Robert B. Wallace.....................................        4,824,186   4             5.86%

OTHERS:

     Nancy Y. Bekavac ......................................              926                   (*)
     C. Robert Brenton .....................................            1,098                   (*)
     Jerry L. Chicoine .....................................           48,457                   (*)
     Pedro M. Cuatrecasas ..................................              837                   (*)
     Dr. Ray A. Goldberg  5.................................            8,400                   (*)
     Fred S. Hubbell .......................................            2,724                   (*)
     John D. James .........................................           20,840                   (*)
     Charles S. Johnson ....................................           50,899                   (*)
     Luiz Kaufmann..........................................              131                   (*)
     Dr. Richard L. McConnell...............................           23,131                   (*)
     Dr. F. Warren McFarlan ................................            2,872                   (*)
     Dr. Owen J. Newlin ....................................          753,566                   (*)
     Thomas N. Urban .......................................          364,118   6               (*)
     Dr. Virginia Walbot ...................................              605                   (*)
     H. Scott Wallace ......................................          676,281                   (*)
     Fred W. Weitz .........................................            5,570                   (*)
     Herman H.F. Wijffels ..................................              175                   (*)
     All Executive Officers and Directors as a Group (33 persons)   2,281,252                 2.78%


(*) The number of shares owned represents less than 1% of the outstanding stock.

1 Shares listed include Restricted Stock which have restrictions on transfer for five (5) years after the date of grant. Unless otherwise indicated in the notes, where applicable, each shareholder and/or the spouse of the shareholder, have sole voting and investment power with respect to the shares beneficially owned.

2 Based solely on the number of outstanding shares; does not take into account disparities in voting rights which may arise due to the fact that some shares are entitled to five (5) votes per share and some shares are entitled to one (1) vote per share.

3   Mrs. Douglas' address is 4733 Woodway Lane, N.W., Washington, D.C. 20016.

4   Mr. Wallace's address is 1120-19th Street, Suite 550, Washington, D.C.,
    20036.

5   Dr. Ray A. Goldberg will retire from the Board of Directors on January 28,
    1997.

6 Includes 104,213 shares held by an estate of which Mr. Urban is executor and 2,215 shares held by trusts of which Mr. Urban is a trustee, of which he disclaims beneficial ownership.


                                             EXECUTIVE OFFICERS

Set forth below are the names, ages, titles, and present and past positions of the persons serving as Executive Officers of the Company.

                                  Age at  Officer
        Name                     10/21/96   Since                 Background
Wayne L. Beck ...................   48      1993   Mr. Beck was elected to his present position as Vice
                                                   President, Supply Management,effective  March,  1993,
                                                   and since 1988, served as Director of North American
                                                   Seed Division-Production.

Carrol D. Bolen..................   58      1983   Mr. Bolen was elected to his present position as Vice
                                                   President, effective January, 1983.  Mr. Bolen served as
                                                   Director of the Company's Specialty Plant Products
                                                   Division from September, 1988 until 1994, when he was
                                                   appointed Director of Business Development.  During
                                                   1995, Mr. Bolen was named to his current position as
                                                   Vice President, Legal and Government Affairs.

Dr. Anthony J. Cavalieri ........   45      1995   Dr. Cavalieri was elected to his present position as
                                                   Vice President effective March, 1995, and serves as
                                                   Director of Trait and Technology Development.  From
                                                   December, 1990 to January, 1994, Dr. Cavalieri was
                                                   Director, Technology Support and from January, 1994 to
                                                   March, 1995, was Director, Trait and Technology
                                                   Development.

Jack A. Cavanah .................   58      1991   Mr. Cavanah was elected to his present position as Vice
                                                   President effective March, 1991, and serves as Director
                                                   of Corn Research.  Mr. Cavanah has been an employee of
                                                   the Company since 1962.

Jerry L. Chicoine ...............   54      1988   Mr. Chicoine was elected to his present position as
                                                   Senior Vice President, Chief Financial Officer and
                                                   Corporate Secretary effective March, 1990.

Dwight G. Dollison ..............   53      1988   Mr. Dollison was elected to his present position as Vice
                                                   President and Treasurer effective March, 1995 and
                                                   previously  held the position of Treasurer from 1988 to
                                                   1995.

Andre Faget .....................   61      1989   Mr. Faget was elected to his present position as Vice
                                                   President and Director of Operations, South Europe,
                                                   effective September, 1993, and from 1988 to September,
                                                   1993, served as the Regional Operations Director for
                                                   Europe.

Thomas M. Hanigan ...............   42      1995   Mr. Hanigan was elected to his present position as Vice
                                                   President effective March, 1995, and serves as Director
                                                   of Information Management and Business Information
                                                   Services.  From March, 1991 to July, 1993, Mr. Hanigan
                                                   was Director of Business Information Services.  From
                                                   July 1993 to March, 1995, Mr. Hanigan was the Director
                                                   of Information Management of the Company.

Brian G. Hart ...................   41      1991   Mr. Hart was elected to his present position as Vice
                                                   President and Corporate Controller effective March, 1995
                                                   and from September, 1990 to March, 1995, was the
                                                   Corporate Controller.

James R. Houser .................   41      1995   Mr. Houser was elected to his present position as Vice
                                                   President effective March, 1995 and serves as Director
                                                   of Nutrition and Industry Markets.  From 1989 to 1992,
                                                   Mr. Houser was the assistant Director of the Company's
                                                   European Region.  In 1992, Mr. Houser was named Director
                                                   of the Company's Microbial Genetics Division.

John D. James ...................   51      1991   Mr. James was elected to his present position as Senior
                                                   Vice President effective March, 1994.  Mr. James
                                                   previously held the position of Vice President and Group
                                                   Executive for the Company from March, 1991 to March,
                                                   1994, and was the President of Business Information
                                                   Services of the Company from 1986 to 1991.

Charles S. Johnson...............   58      1981   Mr. Johnson is currently President and Chief Executive
                                                   Officer of the Company since September, 1995.  Mr.
                                                   Johnson previously was President and Chief Operating
                                                   Officer effective March, 1995.  Mr. Johnson was
                                                   Executive Vice President from March, 1993 to March,
                                                   1995.  Since 1973, Mr. Johnson has served in an
                                                   executive position with the Company.

Dr. Hector R. R. Laurence .......   51      1993   Dr. Laurence was elected to his present position as Vice
                                                   President effective March, 1993, and serves as Director
                                                   of Operations for Latin America (South America/Central
                                                   American/Caribbean).  Dr. Laurence has been an employee
                                                   of the Company since 1984.

Mary A. McBride .................   49      1991   Ms. McBride was elected to her present position as Vice
                                                   President, Marketing, in March, 1991, and previously was
                                                   the Market Analysis Director and Marketing Director of
                                                   the Company from 1987 to 1991.

Dr. Richard L. McConnell ........   46      1991   Dr. McConnell was elected to his present position as
                                                   Senior Vice President and Director of Research in March,
                                                   1994.  From March, 1991 to March, 1994, he held the
                                                   position of Vice President, Director of North America
                                                   Research.  Dr. McConnell has been a research employee
                                                   with the Company since 1974.

Dr. James E. Miller .............   42      1995   Dr. Miller was elected to his present position as Vice
                                                   President in March, 1995 and also serves as Director of
                                                   Oilseeds and Field Crops Research.  From January, 1994
                                                   to March, 1995, Dr. Miller held the position of
                                                   Director, Oilseeds and Field Crops Research.  From
                                                   February, 1990 to January, 1994, Dr. Miller held the
                                                   position of Director, Soybean Research.

Paul E. Schickler ...............   44      1995   Mr. Schickler was elected to his present position as
                                                   Vice President of the Company effective March 1995, and
                                                   serves as Director of Resource Planning (Financial
                                                   Planning, Human Resources and Corporate
                                                   Communications).  Mr. Schickler has been a Company
                                                   employee since 1974 in various administrative roles.

Harold F. Thorne ................   49      1995   Mr. Thorne was elected to his present position as Vice
                                                   President of the Company in March, 1995, and serves as
                                                   Director of Africa, Middle East, Asia and China.  From
                                                   1994 to 1995, Mr. Thorne was Director of Operations for
                                                   Africa, Middle East, Asia and China and also Director of
                                                   Government Affairs.  From 1988 to 1994, Mr. Thorne was
                                                   Director of Business Development of the Company

John T. Watson ..................   59      1991   Mr. Watson was elected to his present position as Vice
                                                   President of the Company in March, 1991, and serves as
                                                   Director of Operations for the Commonwealth of
                                                   Independent States, Oceania, and Turkey.  From 1988 to
                                                   March, 1991, Mr. Watson was the Administrative Director,
                                                   International Operations, with responsibility over
                                                   multiple geographic areas.

Robert K. Wichmann ..............   59      1986   Mr. Wichmann was elected to his present position as Vice
                                                   President of Sales in March, 1986.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Philosophy

The Company's mission is to increase the wealth of our shareholders by increasing the wealth of our customers through the science of genetics. The Company does this by delivering high yielding products through a worldwide, long-term, team effort.

The Company believes the key measures of increases in shareholder value and long-term performance are earnings per share ("EPS") growth over time and return on equity ("ROE"). Achieving these goals will also generate the cash flow and financial strength required to support the Company's long-term efforts. As a result, the Company has established goals of double digit EPS growth over time and sustaining 20% ROE.

The Compensation Committee has aligned its programs with this business strategy and key financial goals. The guiding principle is to encourage and reward executives and key managers for short-term and long-term performance, with an emphasis on double digit EPS growth over time and 20% ROE. Other performance criteria are selected based upon executives' ability to impact such performance and the correlation of such performance to the Company's strategy.

A substantial portion of executive compensation is contingent upon meeting specific performance goals. As an employee assumes greater responsibility, a larger portion of his/her total compensation is contingent on achieving these goals.

Stock-based rewards are integral parts of the compensation program. This assures that executives/owners, like other shareholders, have a concrete interest in the long-term success of the Company.

The Company wants to attract and retain top-notch employees in order to sustain long-term success, leadership and strategy. To help accomplish this goal, the Company's targeted total compensation is competitive based on challenging business goals. Following is a table which shows targeted compensation levels for each component of compensation as compared to compensation of executives in similar positions in Comparator Organizations as defined below.

                                                                    Target Competitive Percentile
     Compensation Component                                         if Planned Results Achieved*

     Base  Salary                                                          50th - 60th
     Total  Annual  Cash  Compensation  (Base + Annual Reward)             65th - 75th
     Long-Term  Rewards                                                    65th - 75th
     Benefits                                                              50th - 60th
     Total Compensation (Base + Rewards + Benefits)                        65th - 75th

* The above targets are general guides for all positions. The Company also looks at the median compensation levels of the eleven top performing companies (in terms of EPS growth and ROE) in the Comparator Organizations as a guide. The Compensation Committee will monitor the programs over time to align the compensation with the above targets and philosophy stated in this report.

Exceeding planned results would provide total compensation above the 75th percentile while performance below planned levels could result in total compensation between the 50th and 65th percentiles or lower. Achieving targeted results would place the Company well within the top quartile of the Comparator Organization in terms of business performance.

For the five-year period ending in 1995, only four of the Comparator Organizations achieved at least 12% annual EPS growth and 20% ROE. In the past 16 years, only three of these companies achieved a minimum five-year EPS growth of 12% and 20% ROE at least 50% of the time.

Competitive market compensation information was gathered for the Compensation Committee, with input from an independent consultant, from a group of over 50 companies (Comparator Organizations) having one (1) or more of the following attributes: related industry, similar revenue size, research orientation, substantial international operations, or geographic proximity to the Company. The Compensation Committee believes that the Comparator Organizations represent the Company's most direct competitors for executive talent. Although some of the companies in the Comparator Organizations are in the Combined Value Line Index utilized for shareholder return comparison in the "Performance Graph" on page 18, the Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that should be included in an index established for comparing shareholder returns. Direct competitors for executive talent are not necessarily the same companies that are relevant for comparing shareholder returns because such factors as the geographical location and size of organization have a greater impact on salaries than on investor decisions.

Role of the Compensation Committee

The Compensation Committee has responsibility for reviewing and approving the design of the compensation programs and pension and welfare benefits. For the CEO/President, compensation is determined by the Compensation Committee and reviewed by the full Board within the framework of the programs. For other executives, the Compensation Committee has responsibility for reviewing salary and rewards. All Compensation Committee members are non-employee members of the Board. An independent compensation consultant has provided input on program design.

Compensation Components

Other than employee benefits, there are three (3) primary components in the compensation package for executives: base salary, management reward program and long-term stock-based rewards. All components of compensation are collectively considered when setting each individual component of compensation. Salary and target reward levels are established and monitored according to the targeted competitive levels as set forth in the "Philosophy" section. In addition, the following factors are considered: responsibilities, experience, past performance, internal equity considerations, and the internal relative value of positions.

Base Salary. In fiscal 1996, salaries of executives were increased on average by 9.1% based primarily on increased executive responsibilities in part due to the transition from Mr. Thomas N. Urban to Mr. Charles S. Johnson as CEO/President. Other factors leading to the increase included competitive pay adjustments and performance.

Management Reward Program. The Management Reward Program ("MRP") is designed to focus management efforts on critical performance goals and to reward results achieved in relation to those goals. Two separate plans are utilized to meet this objective.

MRP--Performance-Based ("MRP Part I") rewards are based upon actual performance, compared to target performance of 12-14% annual EPS growth over time and sustained 20% ROE. Because the Compensation Committee believes EPS growth over time more directly impacts shareholder value, the Management Reward Program weights this factor more heavily than ROE.

The EPS growth goal is based on growth over time with fiscal 1995 as the starting point. This is consistent with the Company's five-year planning process and long-term nature of its business. It is also appropriate for a business that has major fluctuations because of government programs and weather. MRP Part I provides "performance-based compensation" as defined under 162(m) of the Internal Revenue Code (the "Million Dollar Cap Legislation").

Part II of the Management Reward Program (the "MRP Part II") rewards executives for meeting individual and/or team goals. Again, performance is the driver in determining rewards. The goals may be measured by both objective and subjective measures and include both financial and non-financial factors. The team/individual goals do not as directly impact shareholder value as the financial goals, so the rewards under MRP Part II represent approximately one-fourth (1/4) of executives' potential target annual reward opportunity and are limited to at most 20% of base salary.

Combined target rewards begin at 8% of base salary for participants and range from 45% to 75% of base salary for executives, with the target percentage increasing with increased responsibility. Actual rewards can range from zero, when financial and individual performance is low, to multiples of the target reward opportunities when performance is high.

In fiscal 1996, the Company had an outstanding 24% growth in EPS and 21.9% ROE, well in excess of the 12-14% EPS growth and 20% ROE targets. EPS was $2.68 compared to $2.16 in fiscal year 1995. ROE was 21.9% compared to 20% in fiscal year 1995. This resulted in rewards under the MRP Part I exceeding targeted levels by approximately 2.4 times. All executives also exceeded their individual or team goals resulting in better than target rewards under the MRP Part II.

The following is an example of the calculation of the MRP Part I reward. It uses the fiscal 1996 EPS of $2.68 and ROE of 21.9%.

     EPS Growth     ROE          Pay Band      Executive's     Performance-Based
      Multiplier  Modifier        Target %     Base Salary          Reward

       2.20     X   1.09    X      37%     X    $200,000    =       $179,080X

The ROE Modifier ranges from .8 when ROE is 16% or lower to 1.2 when ROE is 24% or higher; and is 1.0 when ROE is 20%. See below for current EPS Growth multipliers that correspond to various EPS levels and EPS Growth percentages.


                                           EPS Performance Table*
                         ----------------------------------------------------------------
                             EPS     EPS Growth                EPS (In $)
                         ----------------------------------------------------------------
                          Growth %**   Multiplier    1996   1997   1998    1999    2000
                         ----------------------------------------------------------------

                         ----------------------------------------------------------------
                              0%         0.00       2.16   2.44   2.76    3.12    3.52
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                              4%         0.33       2.25   2.54   2.87    3.24    3.66
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                              8%         0.67       2.33   2.64   2.98    3.37    3.80
                         ----------------------------------------------------------------
               TARGET        12%         1.00       2.42   2.73   3.09    3.49    3.94
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                RANGE        13%         1.00       2.44   2.76   3.12    3.52    3.98
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             14%         1.00       2.46   2.78   3.14    3.55    4.01
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             18%         1.70       2.55   2.88   3.25    3.68    4.16
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             22%         2.10       2.64   2.98   3.36    3.80    4.30
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             24%         2.20       2.68   3.03   3.42    3.86    4.37
                         ----------------------------------------------------------------

* The table is only a summary. There are various multipliers for points between the points listed above and for points beyond 24%.
** The EPS Growth Percentage is calculated as follows: (EPS for the applicable fiscal year minus the Prior Year's Target EPS) divided by the Prior Year's Target EPS. The Prior Year's Target EPS assumes EPS has grown 13% annually from Fiscal 1995.

Long-Term Stock-Based Rewards. The purpose of the Long-Term Stock-Based Reward Program is to, 1) align the interests of employees with the long-term interests of shareholders; 2) encourage and reward medium/long-term performance; and 3) retain top notch employees. There are two components of the Long-Term Stock-Based Reward Program: Restricted Stock and Stock Options. Both provide "performance based compensation" as defined under the Million Dollar Cap Legislation.

The Restricted Stock and Stock Option Programs meet the above purposes by, 1) rewarding management for increases in shareholder value; 2) focusing management on the Company's long-term EPS growth; 3) ownership and retention of Company stock; and 4) retention of management talent through vesting of Restricted Stock and Options, generally over a five-year period.

- - Restricted Stock Program. Restricted Stock Rewards are based upon actual three-year EPS performance compared to target performance of 12-14% EPS growth over time with fiscal 1995 as the starting point. This is consistent with the Company's goal of double digit EPS growth over time, the Company's five-year planning process and the long-term nature of its business. It is also appropriate for a business that has major fluctuations because of government programs and weather.

Target rewards begin at 20% of base salary for participants and range from 45% to 75% of base salary for executives, with the target percentage increasing with increased responsibility. Actual rewards can range from zero, when financial performance is low, to multiples of the target reward opportunities when performance is high.

EPS growth for fiscal 1996 resulted in Restricted Stock Rewards of approximately
2.2 times targeted levels. The following is an example of the calculation of the performance-based Restricted Stock Reward.
It uses actual EPS of $6.95 for the three years ended August 31, 1996.

             EPS Growth      Pay Band        Executive's          Value of
             Multiplier       Target %       Base Salary      Restricted Stock
                                                                   Grant

                2.20       X    50%       X   $200,000     =      $220,000

See below for current three-year EPS Growth Multiplier that corresponds to a given three-year EPS.

                       Three Year EPS Growth Percentage and Multiplier Table*
                     ------------------------------------------------------------
                                                    Three Year Total EPS
                                              -----------------------------------
                     3 Year EPS   3 Year EPS  1994-  1995-  1996-  1997-  1998-
                     Growth %**   Multiplier  1996   1997   1998   1999   2000
                     ------------------------------------------------------------
                     ------------------------------------------------------------

                         0%          0.00     6.43   6.48   6.48   6.48   6.48
                     ------------------------------------------------------------
                     ------------------------------------------------------------
                         4%          0.33     6.52   6.74   7.01   7.29   7.58
                     ------------------------------------------------------------
                     ------------------------------------------------------------
                         8%          0.67     6.60   7.01   7.57   8.18   8.83
                     ------------------------------------------------------------
           TARGET        12%         1.00     6.69   7.29   8.16   9.14   10.24
                     ------------------------------------------------------------
                     ------------------------------------------------------------
            RANGE        13%         1.00     6.71   7.36   8.32   9.40   10.62
                     ------------------------------------------------------------
                     ------------------------------------------------------------
                         14%         1.00     6.73   7.43   8.47   9.66   11.01
                     ------------------------------------------------------------
                     ------------------------------------------------------------
                         18%         1.70     6.82   7.72   9.11   10.74  12.68
                     ------------------------------------------------------------
                     ------------------------------------------------------------
                         22%         2.10     6.91   8.01   9.77   11.92  14.55
                     ------------------------------------------------------------
                     ------------------------------------------------------------
                         24%         2.20     6.95   8.16   10.12  12.55  15.56
                     ------------------------------------------------------------

* The table is only a summary. There are various multipliers for points between the points listed above and for points beyond 24%.
** The Three Year EPS Growth Percentage will be determined as follows: add the EPS for three years (the most recently completed fiscal year and the prior two fiscal years, this becomes the "Three Year Total EPS"). Three Year Total EPS is then compared to the Three Year EPS Growth Percentage. The Three Year EPS Growth Percentage is determined assuming a specific EPS Growth percentage was achieved since fiscal 1995. Because this is a new plan, the rewards for the first two years will be based on growth over one and two years, respectively.

- - Stock Options. Stock options were granted to executives at the beginning of fiscal 1996. Consistent with the Company's long-term focus, it is currently anticipated that options will be granted only once every five years to an executive.

When vested, options can be exercised to purchase a predetermined amount of Common Stock at a pre-established exercise price. The exercise price is equal to the fair market value of the Common Stock at the date of the grant. The options, generally, will not fully vest until five years after grant (1/3 of options will vest after each of years 3, 4, and 5). Options expire 10 years following the date of grant, although this period may be shortened after termination of employment.

The number of options granted were established to put executive long-term rewards, when combined with Restricted Stock grants, at the targeted competitive levels as set forth in the "Philosophy" section if the aggressive EPS and ROE targets are achieved. The Compensation Committee, with input from a compensation consultant, used the widely accepted Black-Scholes model to estimate the value of stock options. The ultimate value will depend on increases in the Company's stock price.

Enhancements Beginning in Fiscal 1996

In fiscal 1995, Part I financial goals were based on pretax profit and asset use or basically a return on asset goal. Beginning in fiscal 1996, EPS growth over time and ROE goals were used as described above. Target compensation was also increased consistent with our compensation strategy and challenging financial goals. To increase executives' line of sight to Company-wide performance, all executives now have 100% of their MRP Part I and all of their Restricted Stock Rewards based on Company-wide results rather than business unit or individual/team results. The stock option plan was also implemented in fiscal 1996.

The Compensation Committee believes that these enhancement better align compensation with the Company's business strategy and financial goals and creation of shareholder value. These changes were approved by the shareholders last February.

Compensation of the President/CEO

Mr. Johnson's compensation is based on the policies and programs described above.

Base Salary. Mr. Johnson received a base salary increase of 29.0% on September 1, 1995 to reflect his promotion to President/CEO and position his base pay between the 50th and 60th percentiles of executives in similar positions at Comparator Organizations, consistent with the Company's compensation strategy.

Management Reward Program. As stated above, the Company achieved 24% EPS growth and 21.9% ROE, well in excess of the 12-14% EPS growth and 20% ROE targets. Consequently, MRP Part I payouts were approximately 2.4 times target. Mr. Johnson's reward under the MRP Part I was $941,346 or 149.4% of his fiscal year-end base salary. In addition, Mr. Johnson exceeded his individual and team goals resulting in a reward of $116,550 or 18.5% of his fiscal year-end base salary (for a total reward of $1,057,896 or 167.9% of fiscal year and base salary). The target for accomplishing the Company's financial goals was 75% of base salary, consistent with the Company's compensation philosophy. Mr. Johnson's individual and team goals involved continuing to enhance the Company's long-range focus and related business alignment, communications and competency building activities.

Long-Term Reward--Stock-Based Reward Program. As stated above, the Company had 24% EPS growth, compared to the 12-14% EPS growth target. Consequently, Restricted Stock Rewards were approximately 2.2 times target. Restricted Stock approximately equal in value to $1,039,500 or 165.0% of Mr. Johnson's base salary will be awarded to him. His target for accomplishing the Company's financial goals was 75% of base salary.

Mr. Johnson was also granted 304,000 stock options. It is anticipated that the options will only be granted once every five years and will not fully vest for five years. The amount of options granted were intended to put Mr. Johnson's targeted total long-term rewards, when combined with Restricted Stock grants, in line with the targeted competitive levels as set forth in the "Philosophy" section.

Compensation   Committee  members:   Fred  S.  Hubbell  (Chairman),   Dr.  Pedro
Cuatrecasas and Luiz Kaufmann.

                                                COMPENSATION

Executive Compensation

The following table sets forth compensation information for the President/CEO and the other four (4) most highly compensated Executive Officers (Named Executive Officers) for fiscal 1994, 1995 and 1996.


                                         SUMMARY COMPENSATION TABLE

                                                                         Long-Term Compensation
    Annual Compensation                                                Awards               Payouts
            (a)              (b)     (c)       (d)         (e)          (f)         (g)       (h)       (i)
                                                                     Restricted                      All Other
                                                      Other Annual     Stock      Options/    LTIP    Compen-
Name and Principal Position  Year   Salary    Bonus   Compensation    Awards7       SARs    Payouts   sation8
                                     ($)       ($)                      ($)         (#)       ($)       ($)
---------------------------------------------------------------------------------------------------------------

Charles S. Johnson           1996                                      1,039,500    304,000             35,650
                                    630,000 1,057,896
  President and              1995             247,546                    321,810                        29,880
                                    474,690
  Chief Executive Officer    1994             596,569                    378,218                        24,990
                                    372,996

Jerry L. Chicoine            1996             459,451                    462,005    103,000             19,863
                                    350,004
  Senior Vice President and  1995             149,547                    179,464                        16,573
                                    310,008
  Chief Financial Officer    1994             400,764                    235,872                        13,798
                                    273,000

Richard L. McConnell         1996             367,566                    369,611    103,000             11,925
                                    280,008
  Senior Vice President/     1995             111,159                    133,396                         9,968
                                    235,308
  Director of Research       1994             194,636                    101,790                         8,307
                                    160,000

John D. James                1996             360,998                    363,005    103,000             12,262
                                    275,004
  Senior Vice President      1995             115,740                    138,893                        10,155
                                    222,091
                             1994             216,699                    113,633                         7,064
                                    188,854

Robert K. Wichmann           1996             259,407                    266,257     40,000             19,652
                                    242,052
  Vice President             1995              98,588                     98,588                        16,161
                                    218,059
  North American Seed Sales  1994             223,809                    122,408                        11,901
                                    202,244

1 Restricted Stock is valued without regard to restrictions on transfer. Aggregate Restricted Stockholding and their market values, without regard to restrictions on transfer, held at 1996 fiscal year end were as follows: Mr. Johnson 47,217 shares, $2,602,837; Mr. Chicoine 24,591 shares, $1,355,579; Dr. McConnell 13,241 shares, $729,910; Mr. James 15,935 shares, $878,417; and Mr. Wichmann 15,885 shares, $875,661. Dividends are paid quarterly to restricted stockholders.

2 Consists of above-market interest accruing on deferred compensation (portion of interest in excess of 120% of the applicable federal long-term rate) and Company contributions to defined contribution plan (401(k)) as follows: Mr. Johnson - 1996 above-market interest $34,650, and 401(k)
     $1,000;  Mr.  Chicoine - 1996  above-market  interest  $18,863,  and 401(k)
     $1,000; Dr. McConnell - 1996 above-market interest $10,925, and 401(k) $1,000; Mr. James - 1996 above-market interest $11,262, and 401(k) $1,000;
     and Mr. Wichmann - 1996 above-market interest $18, 652, and 401(k) $1,000.

     The following table sets forth stock option grants for fiscal year 1996:

                                   STOCK OPTION/SAR GRANTS IN FISCAL YEAR 1996
          ----------------------------------------------------------------------------------------------
                                                       Individual Grants
          ----------------------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------------------
          Name                  Number of      Percent of      Exercise or  Expiration   Grant date
                                securities     total           base price   date         present value
                                underlying     options/SARs    ($/share)                 $2
                                options/SARs   granted to
                                granted (#)1   employees in
                                               fiscal year
                                               1996
                   (a)               (b)             (c)           (d)          (e)           (f)
          ----------------------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------------------
          Charles S. Johnson        304,000        31.2%         $43.125      09/12/05   4,526,560
          Jerry L. Chicoine         103,000        10.6%         $43.125      09/12/05   1,533,670
          Richard L. McConnell      103,000        10.6%         $43.125      09/12/05   1,533,670
          John D. James             103,000        10.6%         $43.125      09/12/05   1,533,670
          Robert K. Wichmann         40,000         4.1%         $43.125      09/12/05     595,600
          ----------------------------------------------------------------------------------------------

1 Although many other companies grant stock options annually, it is currently anticipated that options will be granted only once every five years to eligible employees because of the long-term nature of the seed business. The options granted in September, 1995 will not fully vest until five years after the grant (1/3 of the options will vest after each of years 3, 4 and 5). All options were granted with an exercise price equal to the fair market value of the underlying stock at the date of grant. In addition, the options will vest upon a change in control, death, permanent disability or retirement.

2 Since options will likely be granted only once every five years, the present value reflects options intended to be granted for a five-year period. Value of $14.89 per share underlying the option is derived through application of the Black-Scholes option pricing model calculation as of the date of the grant. The actual value, if any, an officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named individual will be at or near the value estimated by the Black-Scholes model. Creation of shareholder value will be the key to the actual value realized.

     The variables required by the Black-Scholes model to estimate the present value of a stock option include the: grant price of the stock option, exercise price of the option, length the stock option is held, risk-free interest rate over the stock option term, estimated stock price volatility, and estimated dividend yield of the stock. For the purpose of determining the value on an option of the Company's stock the following values were assumed: exercise price of $43.125, option held for five years, interest rate of 6.4% based on a treasury strip due in ten years quoted in the 9/12/95 Wall Street Journal, volatility based on stock price fluctuation assessed over the three year period ending 8/95 and estimated dividend yield of 1.9% as quoted in the 9/12/95 Wall Street Journal.

The following table sets forth option exercises and holdings:

                              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996 AND
                                         FISCAL YEAR-END OPTION/SAR VALUES
        ----------------------------------------------------------------------------------------------------
        Name                       Shares    Value       Number of securities       Value of unexercised
                                  acquired   realized   underlying unexercised   options/SARs at FY-end ($)
                                     on        ($)    options/SARs at FY-end (#) Exerciseable/Unexerciseable1
                                  exercise            Exerciseable/Unexerciseable
                                     (#)
                  (a)                (b)       (c)               (d)
        ----------------------------------------------------------------------------------------------------
        ----------------------------------------------------------------------------------------------------
        Charles S. Johnson           N/A       N/A            0/304,000             $0/3,648,000
        Jerry L. Chicoine            N/A       N/A            0/103,000             $0/1,236,000
        Dr. Richard L. McConnell     N/A       N/A            0/103,000             $0/1,236,000
        John D. James                N/A       N/A            0/103,000             $0/1,236,000
        Robert K. Wichmann           N/A       N/A             0/40,000               $0/480,000
        ----------------------------------------------------------------------------------------------------

1 Value determined from market price at fiscal year end ($55.125) less exercise price ($43.125). The actual value, if any, an executive may realize will depend on the stock price on the date of exercise, so there is no assurance the value stated will be equal to the value realized by the executive.


Pension Plans
                                    Estimated Annual Retirement Benefits
                                       for Years of Service Indicated
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                   Average
                Compensation*     10         15         20          25         30        35
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                   $400,000    $240,000   $240,000    $240,000    $240,000   $240,000 $240,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                    600,000     360,000    360,000     360,000     360,000    360,000  360,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                    800,000     480,000    480,000     480,000     480,000    480,000  480,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                  1,000,000     600,000    600,000     600,000     600,000    600,000  600,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                  1,200,000     720,000    720,000     720,000     720,000    720,000  720,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                  1,400,000     840,000    840,000     840,000     840,000    840,000  840,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                  1,600,000     960,000    960,000     960,000     960,000    960,000  960,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                  1,800,000    1,080,000  1,080,000  1,080,000   1,080,000  1,080,000 1,080,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                  2,000,000    1,200,000  1,200,000  1,200,000   1,200,000  1,200,000 1,200,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------
               --------------- ---------- ---------- ----------- --------- ---------- ----------
                  2,200,000    1,320,000  1,320,000  1,320,000   1,320,000  1,320,000 1,320,000
               --------------- ---------- ---------- ----------- --------- ---------- ----------

* Average compensation includes salary, bonus, and Restricted Stock valued without regard to restrictions on transfer (as reported in the Summary Compensation Table).

The above table shows the target amount of combined annual pension income payable to a covered participant at normal retirement age (age 65) under the Company's qualified defined benefit pension plan, social security, and the Company's non-qualified supplemental pension plan (SERP). The Company plans provide for the payment of post-retirement benefits on a life and 15-year term certain basis with death benefits payable to an employee's surviving spouse or other designated beneficiary.

The calculation of retirement benefits under the qualified pension plan is based upon years of service with the Company and average earnings for the highest five
(5) consecutive years out of the last ten (10) years preceding retirement (age 55 with at least five (5) years of service). Covered compensation includes salary and bonus (as reported in the Summary Compensation Table). Years of service as of August 31, 1996 for Named Executive Officers are as follows: Mr. Charles S. Johnson: 31 years; Mr. Jerry L. Chicoine: 11 years; Dr. Richard L.
McConnell: 22 years; Mr. John D. James: 12 years; and Mr. Robert K. Wichmann: 37 years.

The non-qualified supplemental pension plan (SERP) provides for the payment of additional benefits to certain Executive Officers (including the Named Executive Officers). At normal retirement age (age 65) and upon early retirement as accepted and approved by the Board of Directors, these Executive Officers will receive, when combined with qualified pension plan benefits and social security benefits, 60% of their final average earnings regardless of their length of service. Benefits may also be payable upon a disability. These benefits are based on average earnings for the last four (4) fiscal years preceding retirement. Covered compensation includes salary, bonus, and Restricted Stock, valued without regard to restrictions on transfer (as reported in the Summary Compensation Table). Benefits will be paid out on a life and 15-year term certain basis with death benefits payable to an employee's surviving spouse or other designated beneficiary.

For purposes of the non-qualified supplemental pension plan (SERP), covered compensation includes salary, bonus and Restricted Stock. Covered compensation as of August 31, 1996 for the Named Executive Officers is as follows: Charles S.
Johnson:  $2,727,396;  Jerry L.  Chicoine:  $1,271,460;  Richard  L.  McConnell:
$1,017,185; John D. James: $999,007; and Robert K. Wichmann: $767,716.

Director Compensation

Non-employee Directors receive $1,000 per month for serving as Director, plus $3,500 for each meeting of the Board of Directors attended, and $500 for certain special meetings. In lieu of the above fees, Thomas N. Urban received monthly payments of $25,833.33 commencing September, 1995 and ending December, 1996, for serving as the Chairman. Directors also are reimbursed for travel expenses incurred in connection with their attendance at Board and Committee meetings. Employee Directors do not receive any compensation for serving on the Board of Directors. Directors may elect to use their compensation to purchase stock at its fair market value through a Monthly Stock Purchase Plan. Dr. Ray A. Goldberg is paid a fee of $2,083.33 per month for certain consulting services for a three year period beginning in July, 1995.

Severance Plans and Other Arrangements

The  Company  has no  employment  agreements  with  any of the  Named  Executive
Officers.

The Company maintains a Severance Compensation Plan for certain management employees (Severance Plan). The Severance Plan is designed to aid the Company in attracting and retaining the highly qualified individuals who are essential to its success and to avoid distractions inherent in the threat of a Change in Control.

The Severance Plan is triggered upon a Change in Control of the Company. In the event of involuntary termination of employment within three (3) years following a Change in Control, participants under the Severance Plan are entitled to a continuation of certain benefits for one year and a cash payment equal to three
(3) times the participant's base salary and bonus. Participants include all of the Named Executive Officers as well as other key managerial personnel. Each participant eligible under the Severance Plan is entitled to receive a gross-up payment equal to the amount of any federal excise taxes imposed upon compensation payable upon a Change in Control and the additional taxes that result from such payment.

The Named Executive Officers and other key employees customarily have been granted Restricted Stock that vests upon completion of five (5) years of continuous employment following the grant. In addition, they have been granted stock options with a ten (10) year term. The Restricted Stock and Stock Options vest upon a Change in Control; upon termination because of normal retirement, death or disability; upon early retirement accepted and approved by the Compensation Committee; or for other reasons the Compensation Committee deems appropriate.

The Named Executive Officers and other key employees are entitled to receive non-qualified Supplemental Pension Plan (SERP) benefits and deferred compensation benefits under the Deferred Compensation Plan (the Named Executive Officers and other key employees are entitled to defer a lifetime maximum of $100,000 of their compensation with earnings at above-market interest) if they are terminated without cause or resign for a stated good reason within five (5) years following a Change in Control. Participants' beneficiaries will also receive benefits in the case of death. Otherwise, SERP benefits will be paid upon normal retirement (age 65), or upon early retirement (age 55 with at least five (5) years of service) accepted and approved by the Compensation Committee, or in the Board of Directors' discretion upon other termination. Deferred compensation benefits will be paid with accrued above-market interest upon normal retirement (age 65), with benefits reduced on early retirement (age 58), and at the prime interest rate upon other termination.

In addition, Named Executive Officers and other key employees are entitled to defer up to $25,000 a year under the Annual Deferred Compensation Plan. Such compensation earns a rate of one percent (1%) above the average of the 10-year United States Treasury rate and is paid upon retirement or other termination of employment.

Company contributions to the 401(k) Defined Contribution Plan shall vest over a five (5) year period and otherwise shall vest upon retirement, death, or disability, and termination for other than cause within three (3) years of a Change in Control. The maximum annual contribution by the Company is $1,000 per employee.

For purposes of the Severance Plan, the Restricted Stock Plan, SERP, the deferred compensation plans, and the 401(k) Plan, "Change in Control" means an acquisition by any person of 25% or more of any class of voting securities of the Company or election of 25% or more of the Board of Directors without recommendation from the Board.

                                PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock versus the S&P 500 and Value Line Food Processors Large Cap Index and Small Cap Index combined ("Combined Value Line Index") for the five (5) year period commencing August 31, 1990. The Value Line Food Processor Large Cap Index includes the Company and the Value Line Food Processor Small Cap Index includes the Company's only major competitor that is publicly traded. The other major competitors are divisions or subsidiaries of larger publicly traded companies.

[GRAPHIC OMITTED]


               ------------- ---------- --------- -------- -------- --------- ---------
                               1991      1992      1993     1994     1995       1996
               ------------- ---------- --------- -------- -------- --------- ---------
               PHB            $100.00   $154.87   $195.07  $189.37  $265.77   $346.22
               ------------- ---------- --------- -------- -------- --------- ---------
               ------------- ---------- --------- -------- -------- --------- ---------
               S & P 500      $100.00   $108.00   $124.53  $131.66  $160.06   $188.20
               ------------- ---------- --------- -------- -------- --------- ---------
               ------------- ---------- --------- -------- -------- --------- ---------
               Peer Group     $100.00   $104.52   $101.34  $108.78  $127.56   $146.44
               ------------- ---------- --------- -------- -------- --------- ---------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year and reinvestment of dividends.

                                   PROPOSAL 2
                              APPROVAL OF AUDITORS

The Board of Directors, pursuant to the recommendation of its Audit Committee, engaged KPMG Peat Marwick LLP to audit the Company's financial statements.

Although this appointment is not required to be submitted to a vote of the shareholders, the Board of Directors continues to believe it is appropriate as a matter of policy to request that shareholders ratify the appointment of KPMG Peat Marwick LLP as principal independent auditors. If the shareholders should not ratify the appointment, the Audit Committee will investigate the reasons for shareholder rejection and the Board of Directors will reconsider the appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditor if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders.

The Company has been advised that neither KPMG Peat Marwick LLP nor any of its partners has any direct or any material, indirect, financial interest in the securities of the Company or any of its subsidiaries, and has had no material relationship with the Company or its subsidiaries, except as auditors and consultants on accounting procedures, compensation, securities, and tax matters.

A representative from KPMG Peat Marwick LLP will be at the Annual Meeting, will have the opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions during the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                          ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders for the fiscal year ended August 31, 1996 is enclosed. The Annual Report is not to be regarded as Proxy solicitation material.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

The Board of Directors presently expects that the 1998 Annual Meeting will be held on January 27, 1998. A shareholder intending to present a proposal to the 1998 Annual Meeting and wishing to have such proposal included in the Proxy Statement and form of Proxy to be distributed by the Board of Directors in connection with the 1998 Annual Meeting must submit such proposal in writing to the Secretary, Pioneer Hi-Bred International, Inc., 700 Capital Square, 400 Locust Street, Des Moines, Iowa 50309. Such proposal must be received by the Company at that address no later than August 12, 1997 in order to be included in the Proxy Statement.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Jerry L. Chicoine, Secretary

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REMINDED TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                    EXHIBIT A
                                                               December 10, 1996

                      PROCEDURES FOR DETERMINING CHANGES IN
                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Effective November 14, 1985, the Articles of Incorporation of Pioneer Hi-Bred International, Inc. (the "Company") were amended (the "Voting Amendment") to provide that, subject to the provisions below, every share of the Company's Common Stock is entitled to five (5) votes per share if it has been beneficially owned continuously by the same holder for a period of 36 consecutive months preceding the record date for the shareholders' meeting. All other shares carry one (1) vote.

In general, the Voting Amendment provides that a change in beneficial ownership of a share of Common Stock occurs whenever any change occurs in the person or group who has, or shares, voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions with respect to such share.

In the absence of proof to the contrary provided in accordance with the procedures referred to below, a change in beneficial ownership shall be deemed to have occurred whenever a share of Common Stock is transferred of record into the name of any person.

In the case of a share of Common Stock held of record in the name of a corporation, partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except that of a natural person, if it has not been established pursuant to such procedures that there has been no change in the person or persons who direct the exercise of the powers or rights referred to above with respect to such share of Common Stock during the period of 36 months immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action, then a change in beneficial ownership shall be deemed to have occurred during such period.

There are  several  exceptions  and  qualifications  to the terms of the  Voting
Amendment described above. For a copy of the complete Voting Amendment, please contact the Company at the address listed below.

Shareholders who hold their shares in "street name" or through any other method specified above are required to submit proof of continued beneficial ownership to the Company in order to be entitled to five (5) votes per share. Such proof must consist of a written certification by the record owner that there has been no change in beneficial ownership (as defined in the Voting Amendment) during the relevant period. The required form for this certification is attached. The Company reserves the right, however, to require evidence in addition to the certification in situations where it reasonably believes an unreported change may have occurred. Proof (including certifications) will be accepted only if it is received by the Tabulating Agent at least five (5) days before the date for the shareholders' meeting.

The Company will notify shareholders of record who are natural persons, in advance of a shareholders' meeting, of the Company's determination as to the number of shares for which they are entitled to five (5) votes per share and the number of shares for which they are entitled to one (1) vote. This determination will be shown on the Proxy cards for such shareholders. Shareholders of record who disagree with such determination may certify that no change in beneficial ownership has occurred during the relevant period by following the same procedure set out in the previous paragraph for other shareholders.

For Further Information

For further information concerning the Voting Amendment in general, or its applicability to a shareholder's particular circumstances, please contact the
Company:

                Pioneer Hi-Bred International, Inc.
                700 Capital Square, 400 Locust Street
                Des Moines, IA  50309
                Attention: Jerry L. Chicoine, Secretary
                Telephone number: 515-248-4800 or (800)247-5258

                       PIONEER HI-BRED INTERNATIONAL, INC.

                         SHAREHOLDER CERTIFICATION FORM
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                JANUARY 28, 1997

                    USE ONLY IF YOU CLAIM MORE VOTING RIGHTS
                        THAN INDICATED ON YOUR PROXY CARD

The undersigned certifies that:

     1. Of the _______________ shares of the Company's Common Stock held of record by the undersigned on the close of business on November 29, 1996, ________________ shares have been beneficially owned continuously by the same person since November 29, 1993; and

     2. (Applicable only to shareholders who are natural persons) -- the following is a statement supporting why the undersigned disagrees with the Company's determination of the voting power (as shown on the Proxy card) to which the undersigned is entitled in connection with the Annual Meeting:

   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------

                             Dated: __________________________________________

---------------------------------------     ------------------------------------
(Print Shareholder Name)                    (Print Shareholder Name)

----------------------------------------    ------------------------------------
Signature of Shareholder(s)                 Signature of Shareholder(s)

Please sign exactly as name appears on the Proxy for the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS CERTIFICATION SHOULD BE RETURNED IN THE ENCLOSED POSTAGE PAID ENVELOPE PROVIDED.